Exhibit 4.28

经修订与重述的授权委托书

Amended and Restated Power of Attorney

本人于2011年1月18日签发了一份《授权委托书》（“原授权委托书”），各方同意签署、接受和承认本授权委托书以修改原授权委托书的某些条款，且本授权委托书签署时即取代和代替原授权委托书。

I issued a Power of Attorney dated January 18, 2011 (the “Original Power of Attorney”,) and the parties now wish to amend certain provisions of the Original Power of Attorney by executing, accepting and acknowledging this Power of Attorney, which shall supersede and replace the Original Power of Attorney upon execution.

本人，邹红军，中国公民，身份证号码为510212196804100319，在本授权委托书签署之日拥有北京微店互联网服务有限公司（原名为“北京长生天地电子商务有限公司”）（“北京微店”）90%的股权。就本人在北京微店现时和将来持有的股权（“本人股权”），本人特此不可撤销地授权北京富基融通科技有限公司（“WFOE”）在本授权委托书的有效期内行使如下权利：

I, Zou Hongjun, a People’s Republic of China (“China” or the “PRC”) citizen with PRC Identification Card No.: 510212196804100319, and a holder of 90% of the entire registered capital in Beijing MyStore Internet Service Co., Ltd (former name as Beijing Changshengtiandi Ecommerce Co., Ltd) (“Beijing MyStore”) as of the date when the Power of Attorney is executed, hereby irrevocably authorize eFuture (Beijing) Information Technology Inc. (the “WFOE”) to exercise the following rights relating to all equity interests held by me now and in the future in Beijing MyStore (“My Shareholding”) during the term of this Power of Attorney:

授权WFOE作为本人唯一的排他的代理人就有关本人股权的事宜全权代表本人行使包括但不限于如下的权利：1）参加北京微店的股东会；2）行使按照法律和北京微店章程规定本人所享有的全部股东权和股东表决权，包括但不限于出售或转让或质押或处置本人股权的全部或任何一部分；以及3）作为本人的授权代表指定和任命北京微店的法定代表人、董事、监事、总经理以及其他高级管理人员等。

The WFOE is hereby authorized to act on behalf of myself as my exclusive agent and attorney with respect to all matters concerning My Shareholding, including without limitation to: 1) attending shareholders’ meetings of Beijing MyStore; 2) exercising all the shareholder’s rights and shareholder's voting rights I am entitled to under the laws of China and Beijing MyStore Articles of Association, including but not limited to the sale, transfer, pledge or disposition of My Shareholding in part or in whole; and 3) designating and appointing on behalf of myself the legal representative, directors, supervisors, chief executive officer and other senior management members of Beijing MyStore.

WFOE将有权代表本人签署本人与WFOE、北京微店于2015年4月13日签署的经修订和重述的独家购买权协议以及本人与WFOE、北京微店于2015年4月13日签署的经修订和重述的股权质押协议（包括上述文件的修改、修订或重述，合称“交易文件”）中约定的需由本人签署的所有文件，如期履行交易文件，该权利的行使将不对本授权形成任何限制。

Without limiting the generality of the powers granted hereunder, the WFOE shall have the power and authority to, on behalf of myself, execute all the documents I shall sign as stipulated in the Amended and Restated Exclusive Option Agreement entered into by and among myself, the WFOE and Beijing MyStore on April 13, 2015 and the Amended and Restated Equity Pledge Agreement entered into by and among me, the WFOE and Beijing MyStore on April 13, 2015 (including any modification, amendment and restatement thereto, collectively the “Transaction Documents”), and perform the terms of the Transaction Documents.

WFOE就本人股权的一切行为均视为本人的行为，签署的一切文件均视为本人签署，本人会予以承认。

All the actions associated with My Shareholding conducted by the WFOE shall be deemed as my own actions, and all the documents related to My Shareholding executed by the WFOE shall be deemed to be executed by me. I hereby acknowledge and ratify those actions and/or documents by the WFOE.

WFOE有转委托权，可以就上述事项的办理自行再委托其他人或单位而不必事先通知本人或获得本人的同意。如果中国法律有要求，WFOE应指派中国公民行使上述权利。

The WFOE is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to me or obtaining my consent. If required by PRC laws, the WFOE shall designate a PRC citizen to exercise the aforementioned rights.

在本人为北京微店的股东期间，本授权委托书不可撤销并持续有效，自授权委托书签署之日起算。

During the period that I am a shareholder of Beijing MyStore, this Power of Attorney shall be irrevocable and continuously effective and valid from the date of execution of this Power of Attorney.

本授权委托书期间，本人特此放弃已经通过本授权委托书授权给WFOE的与本人股权有关的所有权利，不再自行行使该等权利。

During the term of this Power of Attorney, I hereby waive all the rights associated with My Shareholding, which have been authorized to the WFOE through this Power of Attorney, and shall not exercise such rights by myself.

本授权委托书以中文和英文书就，中英文版本有同等效力。

This Power of Attorney is written in Chinese and English. The Chinese version and English version shall have equal legal validity.

姓名：邹红军

Name: Zou Hongjun

签署：

By: ______________

2015年4月13日

April 13, 2015

接受：

Accepted by

北京富基融通科技有限公司

eFuture (Beijing) Information Technology Inc.

签字：
By:	________________
姓名：	颜艳春
Name:	Yan Yanchun
职位：

Title:

承认：

Acknowledged by：

北京微店互联网服务有限公司

Beijing MyStore Internet Service Co., Ltd

签字：
By:	________________
姓名：	邹红军
Name:	Zou Hongjun
职位：

Title: